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                                                                   EXHIBIT 10.21

                                   AGREEMENT

         THIS AGREEMENT between LifeCell Corporation, a Delaware corporation (the "Company"), and Stephen A. Livesey (the "Employee") is dated as of July 1, 1997 (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee were parties to that certain Employment Agreement executed in January 1992, that terminated in February 1997; and

         WHEREAS, the parties desire to continue the 12-month severance arrangement set forth in Section 2.2(iii) of that Employment Agreement; and

         WHEREAS, the parties have set forth the substance of such severance arrangement in this Agreement and desire to execute this Agreement for purposes of continuing that severance arrangement;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Term of this Agreement. The term of this Agreement shall begin on the Effective Date and, unless automatically extended pursuant to the second sentence of this Section 1, shall expire on the first to occur of:

                 (i) the Employee's death, the Employee's Disability (as determined in accordance with the Company's disability policy at the time in effect) or the Employee's Retirement (in accordance with the Company's retirement policy at the time in effect), which events shall also be deemed automatically to terminate Employee's employment by the Company;

                 (ii) the termination by the Employee of the Employee's employment by the Company; or

                 (iii) the date immediately preceding the first anniversary of the Effective Date (the "Expiration Date") if no Termination without Cause (as defined in Section 3 hereof) shall have occurred during that one-year period (or any period for which the term of this Agreement shall have been automatically extended).

If the term of this Agreement shall not have expired as a result of the occurrence of one of the events described in clause (i) or (ii) of the immediately preceding sentence and the Company shall not have given notice to the Employee at least 30 days before the Expiration Date that the term of this Agreement will expire on the Expiration Date, then the term of this Agreement shall be automatically extended for successive one-year periods (the first such period to begin on the day immediately following the Expiration Date) unless the Company shall have given notice to the Employee at least 30 days before the end of any one-year period for which the term of this Agreement shall have been automatically extended that such term will expire at the end of that one-year period.

         Section 2. Event of Termination for Cause. An "Event of Termination for Cause" shall have occurred if, after the Effective Date, the Board of Directors of the Company in its good faith opinion concludes that any of the following events has occurred: (i) Employee has been convicted of a crime involving moral turpitude, including but not limited to fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company, (ii) there has been a material breach by Employee of this Agreement or of that certain Confidentiality, Inventions and Discoveries and Non-Competition Agreement dated as of January 1992, between Employee and the Company that substantially impairs the Company's interest herein or therein, (iii) Employee has committed acts amounting to gross negligence or willful misconduct to the material detriment of the Company or
(iv) Employee willfully or persistently fails to attend to the duties attendant to his employment by the Company.




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         Section 3.       Benefits Payable.  If the Employee's employment by
the Company is terminated by the Company otherwise than as a result of the Employee's death, the Employee's Disability, the Employee's Retirement, or the occurrence of an Event of Termination for Cause (a "Termination without Cause"), then the Employee shall be entitled to the following benefits:

                          (i) the Company shall pay to the Employee, on the first day of each calendar month occurring during the period commencing on the effective date of such termination (the "Termination Date") and ending on the first anniversary of the Termination Date, an amount equal to one-twelfth (1/12th) of the Employee's annual base salary as in effect immediately before the Termination without Cause; and

                          (ii) during such 12-month period, the Company shall either continue Employee's health and medical benefits and life insurance coverage as in effect immediately before the Termination Date or, if a continuation of such coverages is not permitted pursuant to the terms of a plan or other applicable instrument, the Company shall provide Employee with substantially the same benefits that were provided under such coverages.

Upon payment by the Company to the Employee of the amounts and other benefits required to be paid pursuant to the foregoing provisions of this Section 3, the Company shall no longer be obligated to pay any other amounts or benefits to the Employee, other than benefits that, at the time of termination of the Employee's employment by the Company, had vested in the Employee as a result of the Employee's participation in any Company benefit plan.

         Section 4. Notice. Notices required or permitted to be given by either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as registered mail with postage prepaid and addressed:

                 (i) if to the Employee, at the Employee's address last shown on the Company's records; and

                 (ii) if to the Company, at 3606 Research Forest Drive, The Woodlands, Texas 77381, directed to the attention of Chief Financial Officer.

or, in either case, to such other address as the party to whom or which such notice is to be given shall have specified by notice given to the other party.

         Section 5. Withholding Taxes. The Company may withhold from all payments to be paid to the Employee pursuant to this Agreement all taxes that, by applicable federal or state law, the Company is required to so withhold.

         Section 6.       Amendment and Waiver.  No provision of this
Agreement may be amended or waived (whether by act or course of conduct or omission or otherwise) unless that amendment or waiver is by written instrument signed by the parties hereto. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any other or subsequent breach.

         Section 7. Governing Law. The validity, interpretation, construction and enforceability of this Agreement shall be governed by the laws of the State of Texas.

         Section 8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         Section 9. Counterparts. This Agreement may be executed in counterparts, each of which shall be





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deemed an original but all of which together will constitute the same instrument.

         Section 10. Assignment. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representative. This Agreement shall be binding upon and inure to the benefit of the Company and its successors.

         Section 11.      Interpretation.

         (a) In the event of the enactment of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision.

         (b) The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement.

         (c) References in this Agreement to any Section are to the corresponding Section of this Agreement unless the context otherwise indicates.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the Effective Date.


                                      LIFECELL CORPORATION



                                      By  /s/ J. Donald Payne
                                              ---------------------------------
                                      Name: J. Donald Payne
                                      Title: Vice President



                                      STEPHEN A. LIVESEY


                                      /s/ Stephen A. Livesey
                                      -----------------------------------------


                                      By
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